Exhibit 99.1

The Medicines Company Acquires Rempex Pharmaceuticals

 Novel Portfolio of Gram-Negative Antibiotics in Development Added to The Medicines Company’s Infectious Disease Hospital Care Franchise

Parsippany, NJ and San Diego, CA, December 4, 2013 —The Medicines Company (NASDAQ: MDCO) today announced that it has acquired Rempex Pharmaceuticals, Inc., a company with multiple potential new therapies focused on multi-drug resistant gram-negative bacteria.

Clive Meanwell, MD, PhD, Chairman and Chief Executive Officer of The Medicines Company, said, “Acute and intensive care hospitals around the world face rapid and increasing antibacterial resistance, especially to gram-negative pathogens. The assets of Rempex, particularly Carbavance™, will allow us to intensify our efforts to save lives, alleviate suffering and contribute to the economics of healthcare by serving leading hospitals.”

The Medicines Company paid Rempex equity holders $140 million in an upfront payment at the closing of the deal. In addition, The Medicines Company has agreed to pay Rempex equity holders milestone payments subsequent to the closing, including certain development and regulatory approval milestones totaling $214 million, and commercial milestones totaling $120 million. The Medicines Company has acquired several anti-infective assets as a result of the transaction: Carbavance, Minocin IV, RPX-602, and a preclinical developmental program of novel investigational agents.

Carbavance is Rempex’s investigational agent that is a combination of a novel beta-lactamase inhibitor (RPX7009) with a carbapenem for intravenous treatment of hospitalized patients with serious infections.

RPX7009 is the first of a novel class of beta-lactamase inhibitors designed by Rempex to inhibit the KPC (Klebsiella pneumoniae carbapenemases) enzyme, the primary resistance mechanism to carbapenems. KPC-producing bacteria are the predominant form of carbapenem-resistant Enterobacteriaceae (CRE) globally and are classified by the CDC to be an urgent antimicrobial resistance threat. Carbavance has completed Phase 1 dose-escalation studies in normal subjects, and is expected to enter registration studies in 2014.

Michael Dudley, PharmD, Senior Vice President of Research and Development and Chief Scientific Officer of Rempex Pharmaceuticals, Inc. stated, “Carbapenems are among the most potent and safe antibiotics, and are now regarded as one of the last lines of defense following worldwide dissemination of cephalosporin resistance. We anticipate that Carbavance will profile better than any antibiotic on the market or currently in clinical development for multi-drug resistant gram-negative infections.”

The Medicines Company will market Minocin® IV (Minocycline for Injection) in the United States for resistant infections due to Acinetobacter, which is frequently isolated in hospitals and is especially prevalent in intensive care units. The US Centers for Disease Control and Prevention (CDC) recently classified multidrug-resistant Acinetobacter as a serious threat in the United States. According to the CDC, about 63% of Acinetobacter is considered multidrug-resistant. Minocin IV is approved for the treatment of these multi-drug resistant infections, and surveillance data show a vast majority of isolates of Acinetobacter baumannii are susceptible to minocycline in vitro. Minocycline is among the most active agents studied by Rempex in vitro against this pathogen, including multi-drug resistant strains. The Medicines Company expects to submit for US approval a novel, improved formulation of Minocin IV (RPX-602) in 2014.

The Medicines Company will also continue Rempex’s ongoing discovery program to identify other novel beta-lactamase inhibitor-based combination products designed to provide considerable versatility in overcoming resistance mechanisms such as extended-spectrum beta-lactamase (ESBL), serine carbapenemase, and metallo beta-lactamase (MBL) production in gram-negative organisms.

“The most serious gram-negative infections are in seriously ill hospitalized patients, and the most common pathogens are Enterobacteriaceae, Pseudomonas aeruginosa, and Acinetobacter. Rempex has leading programs for all three”, said Matthew Wikler, MD, Vice President, Infectious Disease Care of The Medicines Company.”

Daniel Burgess, President and CEO of Rempex Pharmaceuticals, Inc. stated, “We believe combining The Medicines Company’s outstanding track record of developing and commercializing innovative hospital solutions with the antibiotic drug discovery and development capabilities at Rempex, creates a team that is ideally positioned to address the complex problems associated with multi-drug resistant infections. The combined product pipeline has the potential to offer clinicians and patients a suite of innovative new antibiotic approaches to tackle many of the most vexing problems in infectious disease today. We are excited to begin working with our new colleagues from The Medicines Company on making this vision a reality.”

Glenn Sblendorio, President and Chief Financial Officer of The Medicines Company said, “The development stages of Rempex’s assets are optimally timed to complement our overall hospital solutions portfolio. The Medicines Company now has potential segment-leading assets in all three major stages: on the market, ready for market registration, and in development in our three hospital treatment pathways: acute cardiovascular, surgery and perioperative, and serious infectious disease care.”

The Boards of Directors of both companies have unanimously approved the agreement.

RBC Capital Markets served as the exclusive financial advisor and WilmerHale served as the legal advisor for the transaction for The Medicines Company. Rempex’s exclusive financial advisor for the transaction was BofA Merrill Lynch, while Cooley LLP served as its legal advisor.

Conference Call Webcast Information at 8:00 a.m. Eastern Time

The Medicines Company will host a conference call Wednesday, December 4, 2012 at 8:00 a.m. Eastern Time to discuss the Rempex transaction. The conference call will be available via phone and webcast. The webcast and the slide presentation to be used on the webcast can be accessed at The Medicines Company’s website on the Investors page at www.themedicinescompany.com.

The dial in information is listed below:

Domestic Dial In: +1 866-318-8611

International Dial In: +1 617-399-5130

Passcode for both dial in numbers: 66142645

Replay is available from 10:00 a.m. Eastern Time following the conference call through December 18, 2013. To hear a replay of the call, dial +1 888-286-8010 (domestic) and +1 617-801-6888 (international). Passcode for both dial in numbers is 20625402.

About The Medicines Company

The Medicines Company’s purpose is to save lives, alleviate suffering, and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward-looking Statements

Statements contained in this press release about The Medicines Company and Rempex that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, , are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements, including with respect to the acquired assets of Rempex, to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include decisions of regulatory authorities regarding clinical trials related to, marketing approval for or material limitations on the marketing of Rempex’s MINOCIN® IV product and Rempex’s product candidates, including Carbavance and RPX-602, and the timing of those decisions;  whether results of preclinical studies and early clinical trials will be indicative of the results generated in later clinical trials; the extent of the commercial success of Rempex’s MINOCIN® IV product and Rempex’s product candidates, including Carbavance and RPX-602, if approved; the ability of the Company to successfully integrate Rempex’s business with the Company’s other businesses;  and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 5, 2013, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Contact:

Neera Dahiya Ravindran, MD

Vice President, Investor Relations & Strategic Planning

The Medicines Company

+1 (973) 290-6044

neera.ravindran@themedco.com

Michael Mitchell

Senior Director, Investor Relations & Communications

The Medicines Company

+1 (973) 290-6097

michael.mitchell@themedco.com